UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

SPIRIT REALTY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36004	20-1676382

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Street, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Spirit Realty Capital, Inc.	Common stock, par value $0.05 per share	SRC	New York Stock Exchange
Spirit Realty Capital, Inc.	6.000% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	SRC-A	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 27, 2020, the Board of Directors of Spirit Realty Capital, Inc. (the “Company”) approved certain changes to the second amended and restated employment agreement with Jackson Hsieh, the Company’s Chief Executive Officer and President, dated February 22, 2020, which was described in the Company’s most recent Annual Report on Form 10-K (the “Hsieh Agreement”). The terms and conditions of the Hsieh Agreement remain the same, except that (i) the reimbursement of legal and compensation consultant fees associated with the Agreement was reduced to $35,000 (from $50,000) and (ii) Exhibit B was replaced with a new form of Performance Share Award Agreement (the “Amended Form of PSA Agreement”). The terms and conditions of the Amended Form of PSA Agreement are the same as the original form of performance share award agreement, except that Mr. Hsieh shall be entitled to the accelerated vesting treatment on a change in control only if such award is not assumed or replaced by the surviving or successor entity. The Company and Jackson Hsieh entered into the new second amended and restated employment agreement based on the forgoing changes on February 27, 2020.

The foregoing description of the Hsieh Agreement and the Amended Form of PSA Agreement is qualified in its entirety by reference to the Hsieh Agreement, which is attached hereto as Exhibit 10.1 and which includes the Amended Form of PSA Agreement as Exhibit B thereto, incorporated herein by reference.

In addition, on February 27, 2020, the Company entered into amendments to the existing employment agreements with each of Mr. Michael Hughes, Executive Vice President and Chief Financial Officer (the “Hughes Amendment”), Mr. Jay Young, Executive Vice President, General Counsel and Secretary (the “Young Amendment”), and Mr. Kenneth Heimlich, Executive Vice President Asset Management (the “Heimlich Amendment” and together with the Hughes Amendment and the Young Amendment, the “Amendments”).  The terms and conditions of each employment agreement are the same as in the original employment agreement, except that:

•	long-term incentive awards granted to the executive are expected to be allocated 40% as time-vesting awards and 60% as performance-vesting awards (rather than 50/50); and
•

upon a termination of the executive’s employment without cause, for good reason or due to his death or disability, the equity and/or long-term incentive awards granted to the executive in 2020 or later will vest at the greater of “target” performance and actual performance of applicable performance goals through the termination date.

The foregoing description of the Amendments is qualified in its entirety by reference to the Hughes Amendment, Young Amendment and Heimlich Amendment, which are attached hereto as Exhibit 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

In addition,

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1	Second Amended and Restated Employment Agreement among Spirit Realty Capital, Inc. and Jackson Hsieh, dated February 27, 2020.

10.2	Amendment to Employment Agreement, dated February 27, 2020, by and between Spirit Realty Capital, Inc. and Michael Hughes.

10.3	Amendment to Amended and Restated Employment Agreement, dated February 27, 2020, by and between Spirit Realty Capital, Inc. and Jay Young.

10.4	Amendment to Employment Agreement, dated February 27, 2020, by and between Spirit Realty Capital, Inc. and Kenneth Heimlich.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Jay Young
Jay Young Executive Vice President and General Counsel

Date: March 2, 2020